Exhibit 15.1

THE TELECOMMUNICATIONS BASIC LAW

Amended by Act No. 10139 of Mar. 17, 2010, effective Mar. 17, 2010.

CHAPTER I GENERAL PROVISIONS

Article 1 (Purpose)

The purpose of this Act is to contribute to the enhancement of the public welfare by managing telecommunications efficiently and stimulating the development of telecommunications by providing basic matters on telecommunications.

Article 2 (Definitions)

The definitions of the terms as used in this Act shall be as follows:

1. The term “telecommunications” means transmission or reception of code, words, sound or image through wired, wireless, optic, and other electro-magnetic processes;

2. The term “telecommunications facilities and equipment” means machinery, appliances, lines for telecommunications, and other facilities necessary for telecommunications;

3. The term “telecommunications line facilities and equipment” means the facilities and equipment which constitute communications channels between sending and receiving points for telecommunications among the telecommunications facilities and equipment, and the transmission and line facilities and equipment, with the exchange facilities installed as one body of the transmission and line facilities, and all facilities attached thereto;

4. The term “telecommunications business facilities and equipment” means the telecommunications facilities and equipment to be provided for telecommunications businesses;

5. The term “private telecommunications facilities and equipment” means the telecommunications facilities and equipment other than the telecommunications business facilities and equipment, installed by an individual to be used for his own telecommunications;

6. The term “telecommunications equipments” means apparatus, machinery, parts or line equipments, etc. used by the telecommunications facilities and equipment;

7. The term “telecommunications service” means services that mediate a third party’s communication through the telecommunications facilities and equipment or to provide the telecommunications facilities and equipment for the third party’s telecommunications; and

8. The term “telecommunications business” means a business that provides telecommunications services.

Article 3 (Supervision of Telecommunications)

The matters concerning telecommunications shall be governed by the Korea Communications Commission, except the ones stipulated specifically by this Act or other Acts. <Amended by Act No. 5219, Dec. 30, 1996; Amended by Act No. 8867, Feb. 29, 2008>

Article 4 (Government Policies)

The Korea Communications Commission shall devise basic and comprehensive government policies concerning telecommunications to attain the purpose of this Act. <Amended by Act No. 5219, Dec. 30, 1996; Amended by Act No. 8867, Feb. 29, 2008>

Article 5 (Establishment of Basic Telecommunications Plans)

(1) The Korea Communications Commission shall establish and publicly notify basic telecommunications plans (hereinafter referred to as the “basic plan”) for smooth development of telecommunications and the promotion of the information society. <Amended by Act No. 5219, Dec. 30, 1996; Amended by Act No. 8867, Feb. 29, 2008>

(2) The following matters shall be included in the basic plan of paragraph (1):

1. Matters concerning utilization efficiency of telecommunications;

2. Matters concerning maintenance of telecommunications order;

3. Matters concerning telecommunications business;

4. Matters concerning telecommunications facilities and equipment;

5. Matters concerning promotion of telecommunications technology (including technology about telecommunications construction; hereinafter the same shall apply); and

6. Other basic matters concerning telecommunications.

(3) The Korea Communications Commission shall consult in advance with the heads of administrative agencies concerned, when establishing the basic plan for the matters of paragraph (2) 4 and 5 of this Article. <Amended by Act No. 5219, Dec. 30, 1996; Amended by Act No. 8867, Feb. 29, 2008>

Article 6 Deleted. <by Act No. 9701, May 21, 2009>

Article 7 (Classification of Telecommunications Business Operator)

The telecommunications business operator shall be classified as the key communications business operator, the special communications business operator and the value-added communications business operator pursuant to the Telecommunications Business Act. <Amended by Act No. 5385, Aug. 28, 1997>

[This Article Wholly Amended by Act No. 4905, Jan. 5, 1995]

CHAPTER II Deleted. <by Act No. 9708, May 22, 2009>

Article 8, 9, 10, 11, 12 and 13 Deleted. <by Act No. 9708, May 22, 2009>

Articles 14 and 15 Deleted. <by Act No. 5219, Dec. 30, 1996>

Article 15-2 Deleted. <by Act No. 5733, Jan. 29, 1999>

CHAPTER III TELECOMMUNICATIONS FACILITIES AND EQUIPMENT

SECTION 1 Telecommunications Facilities and Equipment for Business

Article 16 (Maintenance and Repair of Telecommunications Facilities and Equipment)

The telecommunications business operator shall maintain and repair his telecommunications facilities and equipment so as to have them compatible with technical criteria as determined by the Enforcement Decree, for a stable supply of his telecommunications services. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

Article 17 (Installation Report of Telecommunications Facilities and Equipment, and Approval thereon, etc.)

(1) Any key communications business operator shall, where he intends to install or alter major telecommunications facilities and equipment, file in advance a report thereon with the Korea Communications Commission under the conditions as prescribed by the Enforcement Decree: Provided, That with respect to any telecommunications facilities and equipment which are first installed under a new telecommunications technology mode, an approval shall be obtained from the Korea

Communications Commission under the conditions as determined by the Enforcement Decree. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 6231, Jan. 28, 2000; Act No. 8867, Feb. 29, 2008>

(2) The scope of major telecommunications facilities and equipment under paragraph (1) shall be prescribed and publicly announced by the Korea Communications Commission. <Amended by Act No. 5219, Dec. 30, 1996; Amended by Act No. 8867, Feb. 29, 2008>

Article 18 (Joint Installation of Telecommunications Facilities and Equipment)

(1) The key communications business operator may jointly construct and use the telecommunications facilities and equipment with other key communications business operators. In this case, the key communications business operator shall make in advance a consultation with another key communications business operator. <Newly Inserted by Act No. 6602, Jan. 14, 2002; Act No. 8867, Fe. 29, 2008>

(2) The Korea Communications Commission may, in case where a key communications business operator makes a consultation under paragraph (1), investigate and provide the required information, under the .Enforcement Decree <Amended by Act No. 6602, Jan. 14, 2002; Act No. 8867, Feb. 29, 2008>

(3) The Korea Communications Commission may, in order to effectively perform the investigation of data under paragraph (2), have a specialized institution in the field of telecommunications perform the relevant investigation under the conditions as prescribed by the Enforcement Decree. <Newly Inserted by Act No. 6602, Jan. 14, 2002>

(4) The Korea Communications Commission may, where it falls under any of the following subparagraphs, advise the key communications business operator under paragraph (1) to jointly construct the telecommunications facilities and equipment, under the conditions as prescribed by the Enforcement Decree: <Newly Inserted by Act No. 6602, Jan. 14, 2002; Amended by Act No. 8867, Feb. 29, 2008>

1. Where the consultation under paragraph (1) has not been achieved, and where there exists a request from the relevant key communications business operator; and

2. Where deemed necessary for promoting the public interests.

(5) Where it is necessary to use the land or structures, etc. owned by the State, local government, government-invested institution, or other key telecommunications business operator for a joint installation of telecommunications facilities and equipment, and where an agreement is not reached on it, the key communications business operator may ask the Korea Communications Commission for its cooperation in the use of the relevant land or structures, etc. <Amended by Act No. 8867, Feb. 29, 2008>

(6) The Korea Communications Commission may, upon receipt of a request for its cooperation under paragraph (5), ask the head of the State agency, local government or government-invested institution or other key communications business operator to comply with a consultation on the use of the relevant land or structures, etc. with the key communications business operator who has asked for a cooperation under paragraph (5). In this case, the State agency, local government, or the head of government -invested institution or other key communications business operator shall comply with a consultation with the key telecommunications business operator unless there exist any justifiable causes. <Amended by Act No. 6602, Jan. 14, 2002; Act No. 8867, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 5219, Dec. 30, 1996]

Article 19 Deleted. <by Act No. 5219, Dec. 30, 1996>

SECTION 2 Private Telecommunications Facilities and Equipment

Article 20 (Installation of Private Telecommunications Facilities and Equipment)

(1) A person who intends to install private telecommunications facilities and equipment shall report thereon to the Korea Communications Commission under the conditions as prescribed by the Enforcement Decree. The same shall also apply in case where he intends to alter the important matters as determined by the Enforcement Decree from among the reported matters. <Amended by Act No. 4905, Jan. 5, 1995; Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(2) Notwithstanding the provisions of paragraph (1), the private telecommunications facilities and equipment with wireless modes, the military telecommunications facilities and equipment, etc., which are specially stipulated by other statutes, shall be governed by such statutes.

(3) A person who has made a report or a modified report on the installation of private telecommunications facilities and equipment under paragraph (1) shall obtain, upon completion of an installation work or a modifying work, a confirmation by the Korea Communications Commission, prior to their use, under the conditions as stipulated by the Enforcement Decree. <Newly Inserted by Act No. 4905, Jan. 5, 1995; Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(4) Any private telecommunications facilities and equipment prescribed by the Enforcement Decree may, notwithstanding the provisions of paragraph (1), be installed without filing any report. <Newly Inserted by Act No. 6231, Jan. 28, 2000; Act No. 8867, Feb. 29, 2008>

Article 21 (Restriction on Use Beyond Its Purpose)

(1) Any person who has installed the private telecommunications facilities and equipment shall not mediate a third party’s communications with the facilities, nor operate the facilities against the installation purpose: Provided, That this shall not apply to cases of special provisions in other statutes or of uses falling under any of the following subparagraphs, within the limits not against the installation purposes: <Amended by Act No. 4905, Jan. 5, 1995; Act No. 5219, Dec. 30, 1996; Act No. 6602, Jan. 14, 2002; Act No. 8867, Feb. 29, 2008>

1. In case of use for maintaining public peace or providing emergency rescue mission by the person engaged in police or accident rescue works;

2. In case of use, prescribed by the Korea Communications Commission, between the person who installed private telecommunications facilities and equipment and the one specially related with him for the purpose of work; and

3. Deleted. <by Act No. 6602, Jan. 14, 2002>

(2) Any person who has installed his private telecommunications facilities and equipment may provide telecommunications facilities and equipment including line tracks, line equipments, etc., to the key communication business operator, pursuant to the Enforcement Decree.

(3) The provisions of Articles 33-5, 34-6 (excluding paragraph (5)), and 35 of the Telecommunications Business Act shall apply mutatis mutandis to the above paragraph (2) concerning the supply of facilities and equipment. <Amended by Act No. 4905, Jan. 5, 1995; Act No. 5219, Dec. 30, 1996>

(4) Deleted. <by Act No. 6602, Jan. 14, 2002>

Article 22 (Securing of telecommunications in Case of Emergency)

(1) The Korea Communications Commission may order the person who installed private telecommunications facilities and equipment to provide telecommunications services or other important communication services, or to interconnect the private facilities and equipment in question with other telecommunications facilities and equipment, when war, natural disaster or other national emergency situation corresponding to such happens or is likely to happen. This shall apply mutatis mutandis to the provisions concerning telecommunications services under the Telecommunications Business Act. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(2) The Korea Communications Commission may make the key telecommunications business operator deal with such services, when deemed necessary of paragraph (1). <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(3) The expenses necessary for performing the services or for interconnection of the facilities of paragraph (1) shall be borne by the Government: Provided, That when the private telecommunications facilities and equipment are provided for telecommunications services, then the key communications business operator provided with the facilities, shall bear such expenses.

Article 23 (Orders for Correction, etc. <Amended by Act No. 6231, Jan. 28, 2000>)

(1) The Korea Communications Commission may, when any person who has installed the private telecommunications facilities and equipment violates this Act or the orders under this Act, order him to make a correction thereof with fixing a specified period. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 6231, Jan. 28, 2000; Act No. 8867, Feb. 29, 2008>

(2) The Korea Communications Commission may, when any person who has installed the private telecommunications facilities and equipment falls under any of the following subparagraphs, order him to suspend the relevant uses with fixing a period of not more than one year: <Newly Inserted by Act No. 6231, Jan. 28, 2000; Act No. 8867, Feb. 29, 2008>

1. Where he fails to execute an order under paragraph (1);

2. Where he uses the private telecommunications facilities and equipment without obtaining a confirmation in contravention of Article 20 (3); and

3. Where he intermediates other’s communications or operates the private telecommunications facilities and equipment in a manner contrary to the installation purposes, in contravention of Article 21 (1).

(3) The Korea Communications Commission may, where deemed that any private telecommunications facilities and equipment impede other’s telecommunications or likely undermine other’s telecommunications facilities and equipment, order the person who has installed the relevant facilities and equipment to suspend a use of them or to renovate or repair them, or take other measures. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

Article 24 (Imposition of Penalty Surcharge)

(1) The Korea Communications Commission may, in issuing an order to suspend a use of any private telecommunications facilities and equipment under Article 23 (2), and where a suspension of the relevant use is likely to cause any serious inconveniences to users of telecommunications services which are rendered by using such private telecommunications facilities and equipment, or to undermine other public interests, impose a penalty surcharge of not exceeding 1 billion won in lieu of such order to suspend the relevant use. <Amended by Act No. 8867, Feb. 29, 2008>

(2) Classifications of the violating acts subject to the imposition of a penalty surcharge under paragraph (1), the amount of penalty surcharge as determined by the relevant levels and other necessary matters shall be prescribed by the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>

(3) The Korea Communications Commission shall, where any person liable for the payment of a penalty surcharge under paragraph (1) fails to pay such penalty surcharge by a payment term, collect it according to the example of a disposition on the national taxes in arrears. <Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 6231, Jan. 28, 2000]

SECTION 3 Technical Standards, etc. for Telecommunications Facilities and Equipment

Article 25 (Technical Standards, etc.)

(1) A person who installs and operates the telecommunications facilities and equipment shall keep such facilities and equipment compatible with the technical standards as prescribed by the Enforcement Decree. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(2) In case of the installation of telecommunications facilities and equipment as determined and publicly announced by the Korea Communications Commission or of the expansion of installed facilities and equipment, the key communication business operator and the special communications business operator shall test whether the relevant telecommunications facilities and equipment conform with the technical standards under paragraph (1) above, prior to commencing a provision of telecommunications services, and record and manage the results thereof. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 6231, Jan. 28, 2000; Act No. 8867, Feb. 29, 2008>

(3) The installation and conservation of telecommunications facilities and equipment shall be executed according to the design documents.

(4) Matters necessary for making the design documents under paragraph (3) shall be prescribed by the Enforcement Decree. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(5) In any of the following cases, the Korea Communications Commission may have public officials belonging to him investigate or test the facilities of the person who installs and operates the telecommunications facilities and equipment in order to verify whether the telecommunications facilities and equipment are installed and operated in conformity with the technical standards: <Newly Inserted by Act No. 5219, Dec. 30, 1996; Act No. 7810, Dec. 30, 2005; Act No. 8867, Feb. 29, 2008>

1. to establish policies related to telecommunications facilities;

2. to prevent national emergency;

3. to prevent natural disasters and in the event of natural disasters; and

4. in the event wide-spread telecommunications hurdles are expected due to malfunctions in the telecommunications facilities. <Newly Inserted by Act No. 5219, Dec. 30, 1996>

(6) The public official who conducts an investigation or a testing under paragraph (5) shall notify the person who has installed and operated telecommunications facilities no later than seven (7) days prior to the date of investigation or testing, informing the person of the investigation or testing plans, including the time and substance of, and the reasons for, the investigation or testing. Provided, no such notification is necessary in the event of emergency or in the event that there is risk that relevant evidence will be destroyed. <Newly Inserted by Act No. 7810, Dec. 30, 2005>

(7) A public official who conducts the investigation or testing under paragraph (5) shall carry a certificate indicating his authority, present it to the person concerned and give the documents indicating the name, time of entry and purpose of entry, etc. to the person concerned at the time of entry. <Newly Inserted by Act No. 5219, Dec. 30, 1996; Act No. 7810, Dec. 30, 2005>

(8) The person who installs and operates telecommunication facilities under paragraph (1) shall report to the Korea Communications Commission any mobile phone (referring to any telecommunication terminal that uses, among the key communications business under Article 4(2), those services provided via allocated wireless network frequency) that is suspected, as determined by illegal duplication detection program, to have been illegally duplicated. <Newly Inserted by Act No. 9701, May. 21, 2009>

Article 26 (Management Rules)

(1) The key communications business operator shall set forth the management rules for communications facilities and equipment and manage them, in order to provide a stable telecommunications service. <Amended by Act No. 5219, Dec. 30, 1996>

(2) Matters to be explicitly stipulated in the management rules under paragraph (1) shall be prescribed by the Enforcement Decree. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

Article 27 (Correction Order for Violations of Technical Standards)

When the installed telecommunications facilities and equipment have come not to conform with the technical standards under Article 25, the Korea Communications Commission may issue an order to make a correction thereto or take other necessary measures. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

Article 28 (Adoption of New Telecommunications Modes, etc.)

(1) The Korea Communications Commission may adopt the new telecommunications modes, etc., for a smooth development of telecommunications. <Amended by Act No. 8867, Feb. 29, 2008>

(2) The Korea Communications Commission shall, in case where it has adopted the new telecommunications modes, etc. under paragraph (1), make a public announcement thereof.

[This Article Wholly Amended by Act No. 5219, Dec. 30, 1996]

Article 29 (Promotion of Standardization)

(1) The Korea Communications Commission may promote the standardization of telecommunications, and recommend it to the telecommunications business operator or the manufacturers of telecommunications equipments, for a sound development of telecommunications and for ensuring the convenience of users: Provided, That in a case of matters for which the Korean Industrial Standards under the Industrial Standardization Act are set, such standards shall govern. <Amended by Act No. 4528, Dec. 8, 1992; Act No. 5219, Dec. 30, 1996>

(2) The Korea Communications Commission shall, in case where it has adopted the telecommunications standards, make a public announcement thereof. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(3) Matters necessary for the promotion of standardization of telecommunications under paragraph (1) shall be determined by Enforcement Decree. <Newly Inserted by Act No. 6602, Jan. 14, 2002; Act No. 9701, May 21, 2009>

Article 30 (Telecommunications Technology Association)

(1) The Telecommunications Technology Association (hereinafter referred to as the “Association”) may be established for efficient promotion of the business concerning telecommunications standardization. <Amended by Act No. 5219, Dec. 30, 1996>

(2) The Association shall be established in the form of a juristic person.

(3) The Government may contribute to the Association within the budget limit, when necessary for the establishment and operation of the Association.

(4) The Korea Communications Commission may order changes of articles of incorporation, project plans, or reelection of officers, when the operation of the Association is deemed in violation of the Acts and subordinate statutes or articles of incorporation. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(5) Except for those stipulated under this Act, the provisions pertaining to an incorporated foundation in the Civil Act shall apply mutatis mutandis to matters on the Association.

SECTION 4 Integrated Operation of Telecommunications Facilities and Equipment, etc.

Article 30-2 (Securing Pipeline Facilities, etc.)

(1) A person who installs or builds up the facilities, etc. falling under any of the following subparagraphs (hereinafter referred to as the “facilities installer”) shall listen to the views of key communications business operators on the installation of joint-use tunnels in which the telecommunications facilities and equipment may be accommodated and the pipelines, etc. as well, and reflect its contents: Provided, That the same shall not apply to the case where the reflection of the views of key communications business operators are very difficult: <Amended by Act No. 6602, Jan. 14, 2002; Act No. 7210, Mar. 22, 2004; Act No. 7303, Dec. 31, 2004; Act No. 9780, Jun. 9, 2009>

1. Roads under Article 2 of the Road Act;

2. Railroads under subparagraph 1 of Article 2 of the Railroad Enterprise Act;

3. Urban railroads under subparagraph 1 of Article 3 of the Urban Railroad Act;

4. Industrial complex under subparagraph 5 of Article 2 of the Industrial Sites and Development Act;

5. Free trade zone under subparagraph 1 of Article 2 of the Act on Designation and Management of Free Trade Zones;

6. Airport area under subparagraph 9 of Article 2 of the Aviation Act;

7. Harbor area under subparagraph 4 of Article 2 of the Harbor Act; and

8. Other facilities or housing sites as prescribed by the Enforcement Decree.

(2) Any views expressed by the key communications business operators on the installation of joint-use tunnels or pipelines under paragraph (1) shall be in conformity with the standards for the installation of pipelines as prescribed by .the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>

(3) The provisions of Articles 33-5, 34-6 (excluding paragraph (5) of the same Article) and 35 of the Telecommunications Business Act shall apply mutatis mutandis to the offer of joint-use tunnels or pipelines, etc., installed under paragraph (1).

(4) A facilities installer shall, where he is unable to reflect the views of key communications business operators under paragraph (1), notify the relevant key communications business operators of the relevant reasons within 30 days from the date of receiving their views.

(5) Where any facilities installer fails to reflect the views of key communications business operators under paragraph (1), the relevant telecommunications business operator may ask the Korea Communications Commission for its adjustments. <Amended by Act No. 8867, Feb. 29, 2008>

(6) The Korea Communications Commission shall, where it makes such adjustments upon receipt of a request for adjustments under paragraph (5), consult in advance with the heads of the related central administrative agencies. <Amended by Act No. 8867, Feb. 29, 2008>

(7) Matters necessary for the adjustments under paragraphs (5) and (6) shall be prescribed by the Enforcement Decree.

[This Article Wholly Amended by Act No. 6231, Jan. 28, 2000]

Article 30-3 (Installation of Telecommunications Facilities and Equipment for Extension)

(1) The structures under subparagraph 2 of Article 2(1) of the Building Act shall be equipped with the telecommunications line facilities, etc. for extension, and secure a specified area for a connection with the telecommunications line facilities and equipment. <Amended Mar. 21, 2008>

(2) Matters on the scope of structures, the criteria for installation of telecommunications line facilities, etc., and the securing, etc., of an area for a connection with telecommunications line facilities and equipment under paragraph (1) shall be determined by the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 5219, Dec. 30, 1996]

Article 30-4 Deleted. <by Act No. 6823, Dec. 26, 2002>

Article 31 (Integrated Operation of Telecommunications Facilities and Equipment, etc.)

(1) The Korea Communications Commission may, where it is necessary for an efficient management and operation of telecommunications facilities and equipment, have a key communications business operator selected according to the standards and procedures as prescribed by the Enforcement Decree (hereinafter referred to as the “communications business operator under integrated operations”) make an integrated operation of the telecommunications facilities and equipment installed under this Act or other Acts, and the land, buildings and other structures appurtenant thereto (hereinafter referred to as the “telecommunications facilities and equipment, etc.”). <Amended by Act No. 5219, Dec. 30, 1996; Act No. 5454, Dec. 13, 1997; Act No. 6231, Jan. 28, 2000; Act No. 8867, Feb. 29, 2008>

(2) The Korea Communications Commission shall, where it intends to put the telecommunications facilities and equipment, etc. under an integrated operation under paragraph (1), formulate an integrated operation plan for telecommunications facilities and equipment, etc. (hereinafter referred to as the “integrated operation plan”), consult with the heads of the related administrative agencies, and obtain an approval of the President by going through a deliberation by the State Council. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(3) The integrated operation plan under paragraph (2) shall contain the matters falling under one of the following subparagraphs:

1. Objects, time, methods and procedures for the integration;

2. Matters concerning an operation of telecommunications facilities and equipment, etc. after integration; and

3. Other matters as prescribed by the Enforcement Decree.

(4) The Korea Communications Commission, where it intends to formulate an integrated operation plan under paragraph (2), consult in advance with the installer of the telecommunications facilities and equipment, etc. to be integrated. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

Article 32 (Purchase of Telecommunications Facilities and Equipment, etc.)

(1) The communications business operator under integrated operations may, when necessary for an integrated operation of the telecommunications facilities and equipment, etc. under Article 31 (1), make a request for purchase of the relevant telecommunications facilities and equipment, etc. In this case, the owner of relevant telecommunications facilities and equipment, etc. shall not refuse it without any justifiable reasons. <Amended by Act No. 6231, Jan. 28, 2000>

(2) National or public telecommunications facilities and equipment, etc. for which the communications business operator under integrated operations has made a request for their purchase under paragraph (1) may be sold to the communications business operator under integrated operations, notwithstanding the provisions of Article 27 of the State Properties Act or Article 82 of the Local Finance Act. In this case, matters necessary for the sale such as the calculation method of sale price, procedures for the sale, and payment methods of sale price, etc., shall be prescribed by the Enforcement Decree. <Amended by Act No. 6231, Jan. 28, 2000; Amended, Jan. 30, 2009>

(3) The provisions of Articles 67 (1), 70, 71, 74 through 77, and 78 (5) through (7) of the Act on the Acquisition of Land, etc. for Public Works and the Compensation Therefor shall be applied mutatis mutandis to the calculation method, criteria, etc. for purchase price of the telecommunications facilities and equipment, etc. other than the national or public ones which are purchased by the communications business operator under integrated operations under paragraph (1). <Amended by Act No. 5219, Dec. 30, 1996; Act No. 6231, Jan. 28, 2000; Act No. 6656, Feb. 4, 2002>

CHAPTER IV MANAGEMENT OF TELECOMMUNICATIONS EQUIPMENTS

Article 33 (Approval for Types)

(1) A person who intends to manufacture, sell or import the telecommunications equipments which are specified by the Korea Communications Commission after consulting with the heads of the related administrative agencies, shall obtain an approval with respect to such telecommunications equipments from the Korea Communications Commission: Provided, That this shall not apply to the cases of telecommunications equipments as prescribed by the Enforcement Decree such as the telecommunications equipments for the purpose of test, research or export. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(2) Objects, methods and procedures, etc. for the approval of types under paragraph (1) shall be prescribed by the Enforcement Decree. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(3) The Korea Communications Commission shall grant a type approval, when the telecommunications equipments conform with technical criteria for telecommunications equipments as prescribed by .the Enforcement Decree <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(4) When a person who has obtained a type approval of telecommunications equipments under paragraph (1) intends to sell or display such telecommunications equipments, the sign of type approval shall be marked pursuant to .the Enforcement Decree <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(5) A person who has obtained the type approval for the telecommunications equipments under paragraph (1) shall, when he intends to modify the matters for which a type approval has been obtained, file a report thereon with the Korea Communications Commission under the conditions as determined by the Enforcement Decree. In this case, if the matters reported on modification are related to the technical criteria under paragraph (3), the said paragraph shall apply mutatis mutandis. <Newly Inserted by Act No. 6602, Jan. 14, 2002; Act No. 8867, Feb. 29, 2008>

(6) A person who intends to obtain the type approval under paragraph (1) or a person who files a report on modification under paragraph (5) shall pay the fees as prescribed by the Enforcement Decree. <Amended by Act No. 6602, Jan. 14, 2002; Act No. 8867, Feb. 29, 2008>

Article 33-2 (Designation, etc. of Performance Testing Institution)

(1) The Korea Communications Commission may, in granting the type approval under Article 33, have a testing institution designated by the said Commission (hereinafter referred to as the “designated testing institution”) conduct the performance test. <Amended by Act No. 8867, Feb. 29, 2008>

(2) A person who is eligible for a designation as a designated testing institution shall be limited to a juristic person.

(3) The Korea Communications Commission may inspect any designated testing institution under the conditions as prescribed by the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>

(4) The Korea Communications Commission may, when a designated testing institution falls under any of the following subparagraphs, cancel the relevant designation or order a suspension of the testing service, in whole or in part, for a fixed period of not more than one year: Provided, That where it falls under subparagraph 1, its designation shall be cancelled: <Amended by Act No. 8867, Feb. 29, 2008>

1. When it has obtained a designation by deceit or other illegal means;

2. When it has failed to conduct the testing service without any justifiable reasons;

3. When it has conducted an inaccurate testing service by deliberation or gross negligence;

4. When it has refused, obstructed or evaded the inspection under paragraph (3) without any justifiable reasons, or flunked the inspection; and

5. When it has violated the Acts and subordinate statutes relating to telecommunications.

(5) Any person who intends to be designated as a testing institution under paragraph (1) and a person who undergoes the inspection under paragraph (3) shall pay fees under the conditions as prescribed by .the Enforcement Decree. <Amended by Act No, 8867, Feb. 29, 2008>

(6) Matters necessary concerning the designation, management, testing standards, and supervision, etc. of any designated testing institution shall be determined by .the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 6231, Jan. 28, 2000]

Article 33-3 (Mutual Recognition of Type Approval between States)

(1) The Government may conclude an agreement with a foreign government on the mutual recognition of type approval of telecommunications equipment.

(2) Where the Government has concluded an agreement under paragraph (1), it may recognize the telecommunications equipment which have obtained an authentication of a foreign government same as or similar to the type approval under Article 33 as have been granted a type approval under Article 33, or make the designation of a foreign testing agency as a designated testing institution under Article 33-2 (1) the content of the relevant agreement.

(3) Where an agreement has been concluded with a foreign government on the mutual recognition of type approval of the telecommunications equipment under paragraph (1), the Korea Communications Commission shall publicly announce its contents. <Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 5219, Dec. 30, 1996]

Article 34 Deleted. <by Act No. 6231, Jan. 28, 2000>

Article 34-2 (Termination of Type Approval)

(1) When a person who has obtained the type approval of telecommunications equipment under Article 33 (1) intends to discontinue the manufacture, sale or import of the telecommunications equipment, he may make an application to the Korea Communications Commission for a termination of the relevant type approval. <Amended by Act No. 8867, Feb. 29, 2008>

(2) Matters necessary for the application for a termination of the type approval under paragraph (1) shall be determined by the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>.

[This Article Newly Inserted by Act No. 5219, Dec. 30, 1996]

Article 35 (Cancellation, etc. of Type Approval)

(1) In case where a person who has obtained a type approval of the telecommunications equipments under Article 33 (1) falls under any of the following subparagraphs, the Korea Communications Commission may cancel the relevant type approval, or suspend the manufacture of relevant products or take other necessary measures: <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

1. When he has obtained a type approval by deceit and other illegal means;

2. When the telecommunications equipments have come not to conform with the technical criteria under Article 33 (3); and

3. When the sign of type approval under Article 33 (4) is not marked, or a false sign is marked.

(2) Where a person who has obtained a type approval under Article 33 (1) comes to fall under paragraph (1) 1 or 3 and his type approval has thus been cancelled, he shall not file an application for the type approval of telecommunications equipments within the period as fixed by the Enforcement Decree within the scope of 6 months after from the day when type approval is cancelled. <Amended by Act No. 6231, Jan. 28, 2000; Act No. 8867, Feb. 29, 2008>

Article 36 (Follow-up Management)

(1) No person shall sell, or display for the purpose of selling, the telecommunications equipments for which a type approval under Article 33 (1) has not been obtained or other telecommunications equipments which are not marked with a sign of the type approval under Article 33 (4): Provided, That the same shall not apply to the telecommunications equipments for tests or research. <Amended by Act No. 6231, Jan. 28, 2000>

(2) In any of the following cases, the Korea Communications Commission may, in case where necessary to confirm whether the matters concerning a type approval of the telecommunications equipments are implemented, have the public officials belonging to him investigate or test the telecommunications equipments in the process of production, import or circulation: < Amended by Act No. 5219, Dec. 30, 1996; Act No. 7810, Dec. 30, 2005; Act No. 8867, Feb. 29, 2008>

1. in the event any harm has been or is likely to be done to the telecommunications network; and

2. in the event the telecommunications network has been altered or reconstructed in violation of relevant laws or the production, purchase and sale of machinery that do not comport with the relevant technical standards haven taken place.

(3) The Korea Communications Commission may order a person who has manufactured, imported, sold or displayed with intention of sale the telecommunications equipments which have been sold or displayed with intention of sale in violation of paragraph (1), or the telecommunications equipments which have been found as the inferior goods upon the investigation or tests under paragraph (2), to destroy or recall the relevant telecommunications equipments, under the conditions as prescribed by the Enforcement Decree.

(4) The provisions of Article 25 (7) shall apply mutatis mutandis to the cases under paragraph (2).<Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(5) Matters necessary for the procedures for and methods of the investigation or tests under paragraph (2) shall be prescribed by the Enforcement Decree <Newly Inserted by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(6) In the event of investigation or testing pursuant to paragraph (2) above, the person subject to such investigation or testing shall be notified no later than seven (7) days prior to the date of investigation or test, with details of the investigation or testing plans including the investigation or testing time, content and reasons therefore. Provided, no such notification is necessary in the event of emergency or in the event that there is risk that relevant evidence will be destroyed. <Newly Inserted, Dec. 30, 2005>

CHAPTER V. Ruling of Disputes, etc. <Amended by Act No. 8867, Feb. 29, 2008>

Article 37 Deleted. <by Act No. 8867, Feb. 29, 2008>

Article 38 Deleted. <by Act No. 8867, Feb. 29, 2008>

Article 39 Deleted. <by Act No. 8867, Feb. 29, 2008>

Article 40 Deleted. <by Act No. 8867, Feb. 29, 2008>

Article 40-2 (Ruling by Korea Communications Commission)

(1) The telecommunications business operators or users may make an application to the Korea Communications Commission for a ruling, in case where an agreement between the parties has not been reached, or they are unable to make an agreement on the matters falling under any of the following subparagraphs: <Amended by Act No. 6602, Jan. 14, 2002; Act No. 8425, May 11, 2007; Act No. 8867, Feb. 29, 2008>

1. Compensation for damages under Article 33-2 of the Telecommunications Business Act;

2. The supply of telecommunications facilities and equipment under Article 33-5 (1) and (2) of the Telecommunications Business Act, the joint utilization of the radio communications facilities under Article 33-7 (1) and (2) of the same Act, the interconnection under Article 34 (1), the joint use, etc. under Article 34-3 (1), or the conclusion of an agreement on supply, etc. of information under Article 34-4 (1);

3. The supply of telecommunications facilities and equipment under Article 33-5 (1) and (2) of the Telecommunications Business Act, the joint utilization of the radio communications facilities under Article 33-7 (1) and (2) of the same Act, the interconnection under Article 34 (1), the joint use, etc. under Article 34-3 (1), or the implementation of an agreement on supply, etc. of information under Article 34-4 (1) or a compensation for damages; and

4. Other disputes related to the telecommunications business, or other matters prescribed by other Acts as the matters to be ruled by the Korea Communications Commission. <Amended by Act No. 8867, Feb. 29, 2008>

(2) The Korea Communications Commission shall, upon receipt of an application for ruling under paragraph (1), notify the other party of the relevant fact, and provide him with an opportunity to state an opinion with fixing a period: Provided, That this shall not apply in case where the interested parties fail to comply with it without any justifiable reasons.

(3) The Korea Communications Commission shall, in case where it makes a ruling on the application for ruling under paragraph (1), forward the document of such ruling to the parties concerned without delay. <Amended by Act No. 8867, Feb. 29, 2008>

(4) When the Korea Communications Commission makes a ruling, and where a lawsuit has not been initiated or it has been withdrawn concerning the content of the relevant ruling, within sixty days from the date when the authentic copy of the document of ruling is served on the parties concerned, an agreement which is identical with the content of the relevant ruling is deemed to have been reached between the parties concerned. <Amended by Act No. 8867, Feb. 29, 2008>

(5) A person who is dissatisfied with the amount which shall be paid or received by the parties concerned from among the rulings of the Korea Communications Commission, may request an increase or decrease of the relevant amount by a lawsuit, within sixty days from the date when he has been served with the written ruling. <Amended by Act No. 8867, Feb. 29, 2008>

(6) In the lawsuit under paragraph (5), the other party shall be the defendant.

[This Article Newly Inserted by Act No. 5219, Dec. 30, 1996]

Article 40-3 (Good Offices of Disputes)

The Korea Communications Commission may, in case where deemed inadequate to make a ruling or when necessary, upon receipt of an application for ruling under Article 40-2 (1), set up the subcommission by cases of dispute, and have such subcommission offer its good offices thereon. <Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 5219, Dec. 30, 1996]

Article 41 Deleted. <by Act No. 8867, Feb. 29, 2008>

Article 42 Deleted. <by Act No. 8867, Feb. 29, 2008>

Article 43 (Investigation and Listening to Opinions, etc.)

The Korea Communications Commission may, in case where deemed necessary to deal with a case for ruling, carry out the acts falling under any of the following subparagraphs, upon a request from a party concerned or ex officio: <Amended by Act No. 8867, Feb. 29, 2008>

1. A request for the presence of a party concerned or a relevant witness, and listening to his opinions;

2. A request to an appraiser for an appraisal;

3. A request for the furnishing of any document or articles related to a case of dispute, and the provisional holding of furnished document or articles; and

4. An act of letting public officials belonging to the Korea Communications Commission enter the business place of the party concerned and other places related to the case of dispute to examine and peruse the documents or articles, or copy such documents.

[This Article Newly Inserted by Act No. 6231, Jan. 28, 2000]

Article 44 Deleted. <by Act No. 8867, Feb. 29, 2008>

Article 44-2 Deleted. <by Act No. 9481, Mar. 13, 2009>

CHAPTER V-2 COMMUNICATIONS DISASTER CONTROL <Newly inserted by Act No. 6823, Dec. 26, 2002>

Article 44-3 (Development of Basic Plan for Control of Communications Disaster)

(1) The Korea Communications Commission shall draw up a basic plan for the control of communications disaster (hereinafter referred to as the “basic plan”) to prevent the occurrence of any disaster provided for in the Framework Act on the Management of Disasters and Safety, any disaster provided for in the Countermeasures against Natural Disasters Act and any other physical and technical defects, etc. (hereinafter referred to as the “communications disaster”), and to swiftly control and restore the communications disaster with respect to telecommunications services rendered by the key communications business operators prescribed by the Enforcement Decree (hereinafter referred to as the “key communications business operator”). In this case, the basic plan shall be deemed a plan in the field of communications from among the safety management plans provided for in Article 22 of the Framework Act on the Management of Disasters and Safety and the execution plans for the prevention of disasters provided for in Article 16 of the Countermeasures against Natural Disasters Act. <Amended by Act No. 7188, Mar. 11, 2004; Act No. 8867, Feb. 29, 2008>

(2) The basic plan shall contain the matters falling under each of the following subparagraphs:

1. Matters concerning the designation and management of the telecommunications facilities and equipment that has the high risk of incurring any communications disaster or is needed to be continuously managed to prevent the occurrence of any communications disaster, and of the installation area thereof, etc.;

2. Matters concerning each of the following which is needed to prepare against any communications disaster:

(a) security of communications bypass path;

(b) formation of an information system for combined operation of the telecommunications line facilities and equipment; and

(c) security of the goods for the restoration of damages; and

3. Other matters deemed necessary for the control of any communications disaster.

(3) The Korea Communications Commission shall, when it intends to develop the basic plan referred to in paragraph (1), establish a guideline for developing such basic plan and notify key communications business operators of it. <Amended by Act No. 8867, Feb. 29, 2008>

(4) The key communications business operators shall each draw up a plan for the control of communications disaster in line with the guideline referred to in paragraph (3) and submit it to the Korea Communications Commission. <Amended by Act No 8867, Feb. 29, 2008>.

(5) The Korea Communications Commission shall put together the plans for the control of communications disaster submitted by the key communications business operators pursuant to paragraph (4) and develop the basic plan. <Amended by Act No. 8867, Feb. 29, 2008; Act No. 9481, Mar. 13, 2009>

(6) The Korea Communications Commission shall notify the key communications business operators of the matters that are concerned with them in the basic plan that is finally decided under paragraph (5). <Amended by Act No. 8867, Feb. 29, 2008>

(7) Detailed matters necessary for developing the basic plan shall be prescribed by the Enforcement Decree.

(8) The provisions of paragraphs (3) through (7) shall apply mutatis mutandis to any alteration of the basic plan.

[This Article Newly Inserted by Act No. 6823, Dec. 26, 2002]

Article 44-4 (Preparations against Communications Disaster)

(1) In the event that any communications disaster occurs or is obviously expected to occur, the Korea Communications Commission may have a key communications business operator operate his telecommunications facilities and equipment integrated with the telecommunications facilities and equipment owned by other key telecommunications business operators or owner of private telecommunications facilities and equipment to ensure smooth communications and emergency restoration in the relevant area. <Amended by Act No. 8867, Feb. 29, 2008>

(2) The provisions of Article 22 (3) shall apply mutatis mutandis to a case where the actual expense required for integrated operation of the telecommunications facilities and equipment under paragraph (1) is indemnified.

(3) Necessary matters concerning the integrated operation of the telecommunications facilities and equipment under paragraph (1) shall be prescribed by the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 6823, Dec. 26, 2002]

Article 44-5 Deleted. <by Act No. 9481 of Mar. 13, 2009>

Article 44-6 Deleted. <by Act No. 9481 of Mar. 13, 2009>

Article 44-7 (Report on Communications Disaster)

Any key communications business operator shall, when any communications disaster occurs with respect to the telecommunications services rendered by him, report without delay the current situation, cause of such communications disaster, details of emergency measures, countermeasures to restore damage, etc. to the Korea Communications Commission. <Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 6823, Dec. 26, 2002]

Article 44-8 (Communications Disaster Countermeasures Headquarters)

(1) In the event that the damage caused by any communications disaster is extensive requiring a comprehensive measure at the level of the Government, the Korea Communications Commission may establish and operate the communications disaster countermeasures headquarters (hereinafter referred to as the “countermeasures headquarters”). <Amended by Act No. 8867, Feb. 29, 2008>

(2) The head of the countermeasures headquarters shall be the Chairman of the Korea Communications Commission. <Amended by Act No. 8867, Feb. 29, 2008>

(3) Necessary matters concerning the composition, operation, etc. of the countermeasures headquarters shall be prescribed by the Enforcement Decree.

(4) The key communications business operators shall report the current situation, etc. of the progress in the restoration of damage done by any communications disaster to the countermeasures headquarters under the conditions as prescribed by the Enforcement Decree. <Amended by Act No. 8867, Feb. 29, 2008>

[This Article Newly Inserted by Act No. 6823, Dec. 26, 2002]

CHAPTER VI SUPPLEMENTARY PROVISIONS

Article 45 (Report, Inspection, etc.)

(1) The Korea Communications Commission may, when the Enforcement Decree so determines, have the installer of the telecommunications facilities and equipment report on the relevant facilities, or have the public officials belonging to him enter the relevant office, business office, factory or business place to inspect the status of facilities, account books or documents, etc. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 6231, Jan. 28, 2000; Act No. 8867, Feb. 29, 2008>

(2) The Korea Communications Commission may, where there exists a person who has installed the telecommunications facilities and equipment in violation of this Act, order him to remove the relevant facilities and take other necessary measures. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(3) The provisions of Article 25 (7) shall apply mutatis mutandis to the cases under paragraph (1). <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(4) In the event of the investigation or testing pursuant to paragraph (1) above, the facilities installer shall be notified no later than seven (7) days prior to the date of investigation or testing, with details of the investigation or testing plans including the investigation or testing time, content and reasons therefore. Provided, no such notification is necessary in the event of emergency or in the event that there is risk that relevant evidence will be destroyed. <Newly Inserted, Dec. 30, 2005>

Article 45-2 (Hearing)

The Korea Communications Commission shall, in case where he intends to make a disposition falling under any of the following subparagraphs, hold a hearing: <Amended by Act No. 6231, Jan. 28, 2000; Act No. 8867, Feb. 29, 2008>

1. Cancellation of a designation under Article 33-2 (4); and

2. Cancellation of a type approval under Article 35 (1).

[This Article Wholly Amended by Act No. 5453, Dec. 13, 1997]

Article 46 (Delegation and Entrustment of Authority)

(1) Part of the authority of the Minister of Knowledge Economy and the Korea Communications Commission under this Act may be delegated or commissioned to the head of the related agencies or of the Korea Post under the conditions as prescribed by the Enforcement Decree. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(2) The Korea Communications Commission may commission the tasks under Article 29 to the Association, under the conditions as prescribed by the Enforcement Decree. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

CHAPTER VII PENAL PROVISIONS

Article 47 (Penal Provisions)

(1) A person who has publicly made a false communication over the telecommunications facilities and equipment for the purpose of harming the public interest shall be punished by imprisonment for not more than five years or by a fine not exceeding fifty million won. <Amended by Act No. 5219, Dec. 30, 1996>

(2) A person who has publicly made a false communication over the telecommunications facilities and equipment for the purpose of benefiting himself or the third party or inflicting damages on the third party shall be punished by imprisonment for not more than three years or by a fine not exceeding thirty million won. <Amended by Act No. 5219, Dec. 30, 1996>

(3) In case where the false communication under paragraph (2) is of a telegraphic remittance, it shall be punished by imprisonment for not more than five years or by a fine not exceeding fifty million won. <Amended by Act No. 5219, Dec. 30, 1996>

(4) When a person engaged in the telecommunications business commits the act under paragraph (1) or (3), he shall be punished by imprisonment for not more than ten years or by a fine not exceeding 100 million won, and in case of committing the act under paragraph (2), he shall be punished by imprisonment for not more than five years or by a fine not exceeding fifty million won. <Amended by Act No. 5219, Dec. 30, 1996>

Article 48 (Penal Provisions)

A person who has produced, sold, or imported the telecommunications equipment without obtaining type approval, in violation of Article 33 (1), shall be punished by imprisonment for not more than three years or by a fine not exceeding thirty million won.

[This Article Wholly Amended by Act No. 5219, Dec. 30, 1996]

Article 48-2 Deleted. <by Act No. 6360, Jan. 16, 2001>

Article 49 (Penal Provisions)

A person who falls under any of the following subparagraphs shall be punished by imprisonment for not more than one year or by a fine not exceeding ten million won:

1. A person who has installed or modified the telecommunications facilities and equipment without making a report under the text of Article 17 (1), or who has installed the telecommunications facilities and equipment without obtaining an approval under the proviso of the same Article and same paragraph;

2. A person who has installed the private telecommunications facilities and equipment without making a report or modified report under Article 20 (1);

3. A person who has intermediated other person’s communications by utilizing the private telecommunications facilities and equipment under Article 21 (1), or who has operated them in a manner contrary to the installation purposes;

4. A person who has violated an order to provide telecommunications services or other important communication services, or to interconnect the relevant facilities and equipment with other telecommunications facilities and equipment under Article 22 (1);

5. A person who has violated an order to suspend the use under Article 23 (2), or an order to suspend their use, to renovate, or to repair under paragraph (3) of the same Article;

6. A person who has displayed the telecommunications equipment with intention of sale without obtaining type approval under Article 33 (1);

7. A person who has violated an order to suspend production under Article 35 (1);

8. A person who has violated an order to destroy or recall under Article 36 (3); and

9. A person who has violated an order to remove telecommunications facilities under Article 45 (2).

[This Article Wholly Amended by Act No. 6602, Jan. 14, 2002]

Article 50 Deleted. <by Act No. 6231, Jan. 28, 2000>

Article 51 (Joint Penal Provisions)

When a representative of a juristic person or an agent, an employee or any other employed person of the juristic person or individual commits violation under Articles 48 and 49 in connection with the business of such juristic person or individual, then a fine under the related Article shall be imposed on the juristic person or individual, in addition to the punishment of the violator except in cases where such juristic person or individual has not been lax in exercising due care and supervision in regard to the relevant business to prevent such violation. <This Article Wholly Amended by Act No. 10139, Mar. 17, 2010>

Article 52 (Legal Fiction of Public Officials in Application of Penal Provisions)

A person who carries out a performance test under Article 33-2 (1), and a person who deals with the entrusted business under Articles 46 (2), shall be deemed public officials in the application of Articles 129 through 132 of the Criminal Act. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

Article 53 (Fine for Negligence)

(1) A person falling under any of the following subparagraphs shall be punished by a fine for negligence not exceeding ten million won: <Amended by Act No. 6231, Jan. 28, 2000; Act No. 6602, Jan. 14, 2002; Act No. 6823, Dec. 26, 2002>

1. A person who has used the private telecommunications facilities and equipment without obtaining a confirmation, in contravention of Article 20 (3);

2. A person who has failed to conduct the testing under Article 25 (2) or to record and manage its results;

3. A person who has committed the act of refusing, evading or obstructing the inspection and the testing under Article 25 (5);

4. A person who has managed the telecommunications facilities and equipment without setting forth the management regulations under Article 26 (1);

5. A person who has violated the orders under Article 27;

6. A person who has sold the telecommunications equipment, or displayed it with intention of sale, without making any indication of type approval, in violation of Article 33 (4);

7. A person who has produced or imported the telecommunications equipment which was judged as inferior goods by the investigation or test under Article 36 (2), or who has sold or displayed it with intention of sale while being aware that it was judged as inferior goods;

8. A person who has refused, obstructed or evaded the inspection and testing under Article 36 (2);

9. A person who has failed to submit the plan for the control of communications disaster required by Article 44-3 (4);

10. A person who has failed to report the communications disaster required by Article 44-7 or made a false report;

11. A person who has failed to report the current situation of the progress in the restoration of damage, etc. required by Article 44-8 (4) or made a false report;

12. A person who has failed to file a report under Article 45 (1), or filed a false report; and

13. A person who has refused, obstructed or evaded the inspection under Article 45 (1).

(2) The fine for negligence under paragraph (1) shall be imposed and collected by the Korea Communications Commission, under the conditions as prescribed by the Enforcement Decree. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(3) A person who is dissatisfied with a disposition of fine for negligence under paragraph (2) may raise an objection to the Korea Communications Commission within 30 days from the date of notification of such disposition. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(4) When the person notified of a disposition of fine for negligence under paragraph (2) raises an objection under paragraph (3), the Korea Communications Commission shall notify without delay the competent court thereof, and the court so notified shall make judgments of a fine for negligence based on the Non-Contentious Case Litigation Procedure Act. <Amended by Act No. 5219, Dec. 30, 1996; Act No. 8867, Feb. 29, 2008>

(5) In case where neither an objection to nor the payment of the fine for negligence within the period specified under paragraph (3) is made, it shall be collected pursuant to the example of the disposition on the national taxes in arrears.

Addendum <Act No.10139, Mar. 17, 2010>

This Act shall take effect on the date it is published.